      TRADING ADVISORY AGREEMENT STEBEN MANAGED FUTURES STRATEGY  FUND

             Trading Advisory Agreement (this "Agreement") entered into as of the 4th day of February 2016, by and among Steben & Company, Inc., a Maryland company (the "Adviser"), Steben Alternative Investment Funds, a registered investment company under the Investment Company Act of 1940, as amended, on behalf of the Fund as defined below (the "Trust"), and PGR Capital LLP, a limited liability partnership  formed  under the laws of England  and  Wales with its principal  office at  115 Park  Street, London  WI K 7AP (the "Trader").

             WHEREAS, the Adviser has entered into an  Investment  Advisory  Agreement dated March 25, 2014 (the "Investment Advisory Agreement") with the Trust, relating to the provision of investment advisory services to the Steben Managed Futures Strategy Fund (the "Fund");

             WHEREAS, the Investment Advisory Agreement provides that the Adviser may delegate any or all of its investment advisory responsibilities under the Investment Advisory Agreement  to one or more sub-advisers;

             WHEREAS, the Adviser and the Board  of Trustees  of the Trust  desire  to retain the Trader to render portfolio management services to  the Fund  in the manner  and  on the terms set forth in this Agreement,  and the Trader is willing to provide  such  services.

             NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter  set forth, the parties hereto  agree as follows:

I . Trading  Services.

(a) The Adviser hereby appoints the Trader to act as a commodity trading advisor ("CTA'') to the Fund with respect to that portion of the Fund's assets allocated from time to time to the Trader by the Adviser for the periods and on the terms herein set forth (the "Allocated Assets").  The Trader accepts such appointment and  agrees to render  the  services herein set forth, for the compensation herein provided.

(b) The Trader shall, subject to the supervision and oversight of the Adviser, trade the Allocated Assets on behalf of the Fund in accordance with the terms of this Agreement and the Supplemental Trading Agreement entered into by the Adviser and  the Trader in relation  to the Allocated  Assets  and in accordance with (i) the investment objective, policies and restrictions of the Fund set forth in the Fund's prospectus and statement of additional information, as they may be amended from time to time, any additional policies or guidelines, including  without  limitation  compliance  policies and procedures, established by the Adviser, the Trust's Chief Compliance Officer, or by the Trust's Board of Trustees ("Board") that have been furnished in writing to the Trader, (ii) the written instructions and

I

directions received from the Adviser and the  Fund  as delivered;  and (iii) all federal and state laws applicable to the Fund and  the Trader's duties under this Agreement, all as may be in effect from time to time. The foregoing are referred  to below  together as the "Policies."

For purposes of compliance with  the Policies,  the Trader  shall be entitled to treat the Allocated Assets as though the Allocated Assets constituted the entire Fund, and the Trader shall not be responsible in any way for the compliance of any assets of the Fund, other than the Allocated Assets, with the Policies. Subject to the foregoing, the Trader is authorized, in its discretion and without prior consultation with the  Adviser,  to  buy, sell, lend and otherwise trade in any commodity interests, including futures contracts, options on futures contracts, forward contracts and swaps (the "Financial Interests") on behalf of the Fund, without regard to the length of time the Financial Interests have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Allocated Assets may be invested in such proportions of Financial Interests as the Trader shall determine. Notwithstanding the foregoing provisions of this Section l (b), however, (i) the Trader shall, upon and in accordance with written instructions from the  Adviser,  effect  such portfolio transactions for the Allocated Assets as the Adviser  shall determine are necessary in order for the Fund to comply with the Policies, and (ii) upon notice to the Trader, the Adviser may effect in-kind redemptions with shareholders of the Fund  with  securities  or other financial assets included within the Allocated  Assets.

(c) Absent instructions from the Adviser or the officers of the Fund to the contrary, the Trader shall place orders pursuant to its determinations with any futures commission merchant  or  foreign  exchange broker  the Trader so chooses, provided, however, the orders are settled with a futures commission merchant or a foreign exchange broker with  which  the Fund has an account.

(d) The Trader hereby agrees that it shall not  consult  with  any other investment adviser or CTA to the Fund with respect to transactions in Financial Interests for the Allocated Assets or any other transactions in the Fund's assets, other than for the purposes  of  complying  with  the conditions of paragraphs (a) and (b) of Rule 12d3-I under the Investment Company Act of 1940 (the "1940 Act").

(e) The Trader may, on occasions when it deems the purchase or sale of a Financial Interest to be in the best interests of the Fund as well as other fiduciary or agency accounts managed by the Trader, aggregate, to  the extent permitted by applicable laws and regulations, the Financial Interests to be sold or purchased in order to  obtain the best  overall terms  available. In such event, allocation of the Financial  Interests  or  securities so purchased or sold, as well as the expenses incurred in the transaction,  will be made by the Trader in the manner it considers to be most fair and equitable over time to the Fund and to its other accounts. In that connection, however, the Trader agrees that: (i) in rendering consulting, advisory and management services to other Financial Interest trading accounts and entities, it will use its best efforts to achieve an equitable treatment of all accounts and will use a fair and reasonable system of order entry for all accounts; and (ii) it will use the same trading strategies for the Fund which are employed by all other accounts invested in the Trader's "PRG Trend" programme. The Trader further agrees to be aware of the position limits imposed on certain Financial  Interest  contracts  by  the CFTC or applicable contract market.  The Trader  will  be  entitled  to use that portion of the applicable position limits that  bears  the  same relationship that the Allocated  Assets bears  to  all of the Fund's  assets.  If, at any time during the term of this Agreement, the Trader is required to aggregate the Fund's Financial Interest positions with the positions of any other person for purposes of applying the CFTC or exchange imposed speculative position limits, the Trader will promptly  notify the Adviser  if the Fund's positions are included in an  aggregate  amount  which exceeds the applicable speculative position limit. If the speculative positions limits are reached in any Financial Interest contract, the Trader will modify the trading instructions to the Fund and its other accounts in a reasonable and good faith effort to achieve an equitable treatment of all accounts. The Trader currently believes and represents that  such  speculative  limits will not materially affect its trading recommendations or strategy for the Fund given the Trader's current accounts and all proposed  accounts  for  which the Trader has a contract to act as a   CTA.

(f) The Trader, in connection with its rights and duties  with  respect  to the Fund, shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person  acting  in  a  like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

(g) The services of the Trader hereunder are not deemed exclusive and the Trader shall be free to render similar services to others (including other investment companies) so long as  its  services  under  this  Agreement are not impaired thereby. The Trader will waive enforcement of any non? compete agreement or other agreement or arrangement to which it is currently a party that restricts, limits, or  otherwise  interferes  with  the ability of the Adviser to employ or engage any person or entity to provide investment advisory or other services and will transmit to  any person or entity notice of such waiver as may be required to give effect to this provision; and the Trader will not become a party to any non-compete agreement or any other agreement, arrangement, or understanding that would restrict, limit, or otherwise interfere with the ability of the  Adviser and the Fund or any of their affiliates to employ or engage any person or organization, now or in the future, to manage the Fund, the  Fund  or any other assets managed by the Adviser.

(h) The Trader shall furnish the Adviser and the administrator of the Fund (the
"Administrator")  daily, weekly, monthly,  quarterly and  annual reports   as

reasonably requested concerning portfolio transactions and performance of the Allocated Assets as the Adviser may reasonably  determine  in such form as may be mutually agreed upon, and agrees to review the Allocated Assets with the Adviser and discuss the management of the Allocated Assets. The Trader shall promptly respond to requests by the Adviser, the Administrator, and the Trust CCO or their delegates for copies of the pertinent books and records maintained by the Trader relating  directly  to the Fund. The Trader shall also provide the Adviser with such other information and reports, including information and reports related to compliance matters, as may reasonably be requested by it  from  time to time, including without limitation all material requested  by or required  to be delivered to the Board.

(i) Unless otherwise instructed by the Adviser, the Trader shall not have the power, discretion or responsibility to vote any proxies in connection with Financial Interests in which the Allocated Assets may be invested, and the Adviser shall retain such responsibility.

U) The Trader shall cooperate promptly and fully with the Adviser,  the  Trust and/or the Fund in responding to any regulatory or  compliance examinations or inspections  (including  any information  requests) relating to the Trust, the Fund, or the Adviser brought by any governmental or regulatory authorities. The Trader shall provide to the Trust CCO or his or her delegate notice of any deficiencies that  are identified  by the CFTC or the United States Securities and Exchange Commission  ("SEC")  in written correspondence to the Trader and that  relate  to  the services provided by the Trader to the Fund pursuant  to  this  Agreement.  The Trader shall provide such notification within a reasonable period after receiving the correspondence. The Trader shall provide additional information with respect to such deficiencies as is reasonabl y requested by the Trust CCO or his or her  deiegatee.

(k) The   Trader   shall   maintain    separate   detailed   records   of   all   matters pertaining    to    the    Allocated    Assets,    including,    without    limitation, brokerage  and  other  records  of  all  transactions  of Financial  Interests  and securities.   Any records  required  to be maintained  and preserved,  pursuant to  the  provisions  of  Rule  31a-l   and  Rule  31a-2  promulgated   under  the 1940  Act  and/or  by  the  CFTC,  that  are  prepared  or  maintained  by  the Trader  on  behalf  of  the  Fund  are  the  property  of  the  Fund  and  will  be surrendered promptly to the Fund upon request.   The Trader further agrees to  preserve  for  the periods,  prescribed  in  Rule  31a-2  under  the  1940 Act the  records  required  to  be  maintained  under  Rule  31a-1  ,mder  the  1940 Act, and/or by the CFTC.

(1) The Trader shall promptly notify the Adviser  of  any  financial condition that is likely to impair the Trader's ability to fulfill its commitments under this Agreement.

2. Representations and Warranties of the Parties

(a) The Trader represents and warrants to the Adviser as follows:

(i) The Trader is a registered CTA with  the CFTC and  a member  of the National Futures Association;

(ii) This Agreement has been duly authorized and executed by the Trader; and

(iii) The Trader warrants that it has complied with all laws, rules and regulations having application to its business, properties and assets (including all anti-bribery legislation including the Bribery Act 2010, as amended).

(b) The Adviser represents and warrants to the Trader as follows:

(i) The Adviser is registered under the Advisers Act;

(ii) Each of the Adviser and the Trust  has  duly  authorized the execution of this Agreement by the Adviser; and

(iii) The Trust will be responsible for compliance with the USA Patriot Act and related anti-money laundering regulations with respect to the Fund and its investors.

3. Obligations of the Adviser.

(a) The Adviser shall provide (or cause the Fund's Custodian (as defined in Section 4 hereof) to provide) timely information to the Trader  regarding such matters as the composition of  the  Allocated  Assets,  cash requirements and cash available for investment  in  the  Allocated Assets, and all other information as may be reasonably necessary for the Trader to perform its responsibilities hereunder.

(b) The Adviser has furnished the Trader with a copy of the prospectus and statement of additional information of the Fund and the Adviser agrees during the continuance of this Agreement to furnish the Trader  copies  of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Adviser agrees to furnish the Trader with copies of any financial statements or reports made by the Fund to its shareholders, and any further materials or information that the Trader may reasonably request to enable it to perform its functions under this Agreement.

4. Custodian. The Adviser shall provide the Trader with a copy of the Trust's agreement with any custodian designated to  hold  the  assets  of  the  Fund  (the "Custodian") and any material modifications thereto (the "Custody  Agreement")  that may affect the Trader's duties, copies of such modifications to be provided to the Trader reasonably in advance of the effectiveness of such modifications. The Allocated Assets shall be maintained in the custody of the Custodian identified  in, and in accordance  with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Trader shall have no  liability  for the acts or omissions of the Custodian, unless such act or omission is taken  solely in reliance upon instruction given to the Custodian  by  a  representative  of  the Trader properly authorized to give such instruction under the Custody Agreement.  Any assets added to the Fund shall be delivered  directly to the  Custodian.

5. Use   of   Name.     During  the  term   of  this   Agreement,   the  Adviser   shall  have permission to use the Trader's name in the marketing of the Fund, and agrees to furnish the Trader, for its prior approval (which approval shall not be unreasonably withheld) at its principal office all prospectuses, proxy statements and reports to shareholders prepared for distribution  to shareholders of the Fund  or the public that  refer to the Trader in any way. If the Adviser does not receive a response from the Trader with respect to such materials within five business days of its  submission  for approval,  such materials shall be deemed accepted by the Trader. The Trader agrees that Adviser may request that the Trader approve use of a certain type, and that Adviser need not provide for approval each additional piece of marketing material that is of substantially the same type.

      During the term of this Agreement, the Trader shall not use the Adviser's name or the Fund's name without the prior consent of the Adviser  and the   Fund.

6. Expenses. During the Term of this Agreement, the Trader will pay all expenses incurred by it in connection with the performance of its duties under paragraph I  hereof other than the cost (including taxes, brokerage commissions and other transaction costs, if any) of the securities or other investment instruments purchased or sold for the Fund.

7. Compensation   of  the  Trader.   As  full  compensation  for  all  services  rendered, facilities furnished and expenses borne by the Trader hereunder, the Trader shall be paid the fees in the amounts and in the manner set forth in Appendix A hereto.

8. Independent   Contractor   Status.    The  Trader  shall  for  all  purposes  hereof  be deemed  to   be   an   independent   contractor   and   shall,   unless   otherwise provided   or authorized, have no authority to act for or represent the Trust, the Fund, or the Adviser in any way or otherwise be deemed an agent of the Trust, the Fund, or the Adviser.

9. Liability and Indenmification.

(a) Liability. The duties of the Trader shall be confined to those expressly set forth herein with respect to the Allocated Assets. The Trader shall not be liable for any loss arising out of any portfolio investment or disposition hereunder, except a loss resulting from willful misfeasance, bad  faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. Under no circumstances shall the Trader be liable for any loss arising out of any act or omission taken by another CTA, or any other third party, in respect of any portion of the Fund's assets not managed by the  Trader  pursuant  to  this Agreement.

(b) Indemnification.

(i) The Trader shall indemnify the Adviser, the Fund  and  the Trust, and their respective affiliates  and  controlling  persons  (the "Adviser Indemnified Persons") for any liability and expenses, including reasonable attorneys' fees, which the Adviser, the Fund and/or the Trust and their respective affiliates and  controlling persons may sustain as a result of the Trader's breach of this Agreement or its representations and warranties herein  or  as  a result of the Trader's willful misfeasance, bad faith,  gross negligence, or reckless disregard of  its  duties  hereunder  or violation of applicable law; provided, however, that the Adviser Indemnified Persons shall not be indemnified for any liability or expenses that may be sustained as a result of the Adviser's willful misfeasance, bad faith, gross  negligence,  or  reckless  disregard of its duties hereunder.

(ii) The Adviser shall indemnify the Trader, its affiliates and its controlling persons (the "Trader Indemnified Persons") for any liability and expenses, including reasonable attorneys' fees, arising from, or in connection with, the  Adviser's  breach  of  this Agreement or its representations and warranties herein  or  as  a result of the Adviser's willful misfeasance, bad faith, gross negligence, reckless  disregard  of its duties hereunder  or  violation of applicable law; provided, however, that the Trader Indemnified Persons shall not be indemnified for any liability or expenses that may be sustained as a result of the Trader's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder.

I 0. Effective   Date   and Termination.   This Agreement  shall become  effective as of the date of its execution,  and:

(a) unless otherwise terminated, this Agreement shall continue in effect until February 4, 2018, and from year to year thereafter so long as such continuance is specifically approved at  least  annually  (i) by the Board  or by vote of a majority of the outstanding voting securities of the Fund, and
(ii) by vote of a majority of the Trustees of the  Trust  who  are  not interested persons of the Fund, the Adviser  or the Trader,  cast in person  at a meeting called  for the purpose of voting on such  approval;

(b) this Agreement  may at any time be terminated  on  60 days'  written  notice to the Trader either by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund;

(c) this Agreement shall automatically terminate in the event of its assignment or upon the termination of the Advisory Agreement; and

(d) this Agreement may be terminated by the Trader  on  60  days'  written notice to the Adviser and the Trust, or by the Adviser immediately upon notice to the Trader.

      Termination of this Agreement pursuant to this Section 10 shall be without the payment of any penalty.

11. Amendment. This Agreement may be amended at any time by mutual consent of the Adviser and the Trader, provided that, ifrequired by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Fund and by vote of a majority of the Trustees of the Trust who  are not  interested  persons  of the Trust, the Adviser, or the Trader, cast in person at a meeting called for the purpose of voting on such approval.

12. Assignment. The Trader may not  assign  this  Agreement  and  this Agreement shall automatically terminate in the event of an "assignment," as such term is defined in Section 2(a)(4) of the 1940 Act. The Trader  shall  notify  the  Adviser  in writing sufficiently in advance of any proposed change of "control," as defined in Section 2(a)(9) of the 1940 Act, so as to enable the Trust and/or the Adviser to: (a) consider whether an assignment will occur, (b) consider whether to enter into a new Trading Agreement  with the Trader, and (c) prepare, file, and deliver any disclosure document to the Fund's shareholders as may be required by applicable law.

13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of  this Agreement shall not be affected thereby. This Agreement  shall  be  construed  in accordance with applicable federal law and the laws of the State of Delaware and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (subject to paragraph 10 (c) hereof) and, to the extent provided in paragraph 9 hereof, each Trader Indemnified Person  and  Adviser  Indemnified  Person.  Anything herein to the contrary notwithstanding, this Agreement  shall  not be construed  to  require, or to impose any duty upon, either of the parties to do anything in violation of  any applicable laws or regulations. Any provision in this Agreement requiring compliance with any statute or regulation shall mean such statute or regulation as amended  and  in effect from time to time.

14. Regulation S-P. In accordance with Regulation S-P, if non-public personal information regarding any party's  customers  or consumers  is disclosed  to  the other party in connection with this Agreement, the other party receiving such infonnation will not disclose or use that information other than as necessary to carry out the purposes of this Agreement.

15. Confidentiality. Any information or recommendations supplied by either the Adviser or the Trader, that are not otherwise in the public domain or previously known to the other party in connection with the  performance  of  its  obligations  and duties hereunder, including without limitation portfolio holdings of the Fund,  financial information or other information relating to a party to this Agreement, are to be regarded as confidential ("Confidential Information") and  held  in  the  strictest confidence. Except as may be required by applicable law or  rule  as  requested  by  regulatory authorities having jurisdiction over a party or as  requested  by  regulatory  authorities having jurisdiction over a party to this Agreement, Confidential Information may be used only by the party to which said information has been communicated  and  such  other persons as that party believes are necessary to carry out the purposes  of this  Agreement, the Custodian, and such persons as the Adviser may designate in connection with the Allocated Assets.

16. Counterparts. This Agreement may be  executed  in  two  or  more counterparts, each of which shall be deemed an original, but all of which together shall  constitute  one and the same instrument.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS AGREEMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE  MERITS  OF  PARTICIPATING  IN ANY TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED AN Y TRADING PROGRAM OF THE ADVISOR OR  THIS AGREEMENT.

[The remainder  of thispage  intentionally left blank.]

      IN WITNESS WHEREOF, the parties have entered  into this  Agreement  as  of the day and year first above  written.

Steben & Company
By: /s/ Francine Rosenberger
Name: Francine Rosenberger
Title: General Counsel

PGR Capital LLP

By:
Name:
Title:

Steben Alernative Investment Funds
on behalf of its series, Steben Managed Futures Strategy Fund

By: /s/ Francine Rosenberger
Name: Francine Rosenberger
Title: CCO

IN WITNESS WHEREOF, the
and year first above written.

Steben & Company, Inc.

By:
Name:
Title:

PGR Capital LLP

By: /s/ Peter Rogers
Name: Peter Rogers
Title: Partner

Steben Alternative Investment Funds
on behalf of its series, Steben Managed Futures Strategy Fund

By:
Name:
Title: